UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2019

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events
Gaming and Leisure Properties, Inc. (“GLPI”) provides this update regarding its search for a Board of Director (the “Board”) appointee.  The Board is committed to appointing a female member with attributes that are complimentary to the existing Board members. GLPI believes that in order to thoroughly assess risks, anticipate challenges and scrutinize the complex, dynamic issues that impact GLPI and its shareholders, its board should be composed of members with diverse viewpoints, skillsets, experiences, perspectives and other characteristics, including race, ethnicity, gender and age. GLPI’s view relating to diversity is more fully outlined in its Nominating and Corporate Governance Committee Charter which can be found at http://www.glpropinc.com/AboutUs. GLPI has not yet appointed a female director but continues to work actively with the executive search, Board and leadership consulting firm, Spencer Stuart, to identify and evaluate qualified potential director candidates that will further diversify its current Board composition.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	The cover page from the Company's Current Report on Form 8-K, dated November 15, 2019, formatted in Inline XBRL.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2019	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Chief Financial Officer

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